                                                                     Exhibit 4.6

                        SECURITY AGREEMENT AND MORTGAGE -
                             TRADEMARKS AND PATENTS

                  SECURITY AGREEMENT AND MORTGAGE - TRADEMARKS AND PATENTS made this 29th day of November, 1999 among Water Pik, Inc., a Delaware corporation ("Waterpik" or a "Debtor"), Laars, Inc., a Delaware corporation ("Laars" or a "Debtor"), Jandy Industries, Inc., a California corporation ("Jandy" or a "Debtor"), Water Pik Technologies, Inc., a Delaware corporation ("Holdings" and together with Waterpik, Laars and Jandy, collectively, the "Debtors") and The Chase Manhattan Bank, a New York banking corporation having an office at 600 Fifth Avenue, New York, New York 10020, as agent (referred to herein as the "Secured Party") for (i) the lenders (the "Lenders") named in Schedule 2.01 of the Restated Credit Agreement dated as of the date hereof, among the Debtors, the guarantors named therein (the "Guarantors"), the Lenders and the Secured Party (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") and (ii) for itself as issuer of the Letters of Credit.

                  A. Waterpik has adopted or intends to adopt the terms and designs described in Schedule A-1 annexed hereto and made a part hereof. Laars has adopted or intends to adopt the terms and designs described in Schedule A-2 annexed hereto and made a part hereof. Jandy has adopted or intends to adopt the terms and designs described in Schedule A-3 annexed hereto and made a part hereof.

                  B. To Debtors' knowledge, Waterpik is the owner of the patents listed on Schedule B-1 hereto, Laars is the owner of the patents listed on Schedule B-2 hereto, and Jandy is the owner of the patents listed on Schedule B-3 hereto.

                  C. The Secured Party and the Lenders have agreed to extend Loans and certain other financial accommodations including, without limitation, the issuance of Letters of Credit to the Debtors pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Lenders to extend such Loans and of the Secured Party to issue Letters of Credit under the Credit Agreement is conditioned on the execution and delivery by the Debtors of a security agreement in the form hereof to secure the following (the "Secured Obligations"): (i) all Obligations (such Obligations to include, without limitation, the due and punctual payment and performance of (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) Indebtedness at any time and from time to time under the Letters of Credit, (c) all obligations of the Debtors at any time and from time to time under this security agreement and (d) all other obligations of the Debtors and the Guarantors at any time and from time to time under the Credit Agreement and the other Loan Documents) and (ii) all obligations of Holdings under the Guaranty.

                   NOW, THEREFORE, IT IS AGREED that, as security for the full and prompt payment and performance of the Secured Obligations, the Debtors hereby mortgage to and pledge with the Secured Party for its own benefit and the benefit of the Lenders, and grant to the Secured Party a security interest in, all of its right, title and interest in and to (i) each of the Trademarks (as hereinafter defined), and the goodwill of the business symbolized by each of the Trademarks, all customer lists and other records of Debtors relating to the distribution of products bearing the Trademarks and each of the registrations described in Schedules A-1, A-2 and A-3; (ii) each of the Patents (as hereinafter defined) and each of the granted letters patent listed on Schedules B-1, B-2 and B-3 hereto; and (iii) any and all proceeds of the foregoing, including, without limitation, any claims by Debtors against third parties for infringement of the Trademarks or the Patents (collectively, the "Collateral") .

                  1. Terms defined in the Credit Agreement and not otherwise defined herein, shall have the meaning set forth in the Credit Agreement. As used in this Agreement, unless the context otherwise requires:

                     "Patents" shall mean (i) all letters patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by Debtors, including, but not limited to, those applications and letters patent described in Schedules B-1, B-2 and B-3 annexed hereto and made a part hereof, and (ii) all reissues, continuations, continuations-in-part, extensions or divisionals thereof and all licenses thereof.

                     "Trademarks" shall mean (i) all trademarks, trade names, trade dress, service marks, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by Debtors, including, but not limited to, those applications and registrations described in Schedules A-1, A-2 and A-3 annexed hereto and made a part hereof, and (ii) all reissues, extensions or renewals thereof and all licenses thereof.

                  2. Each Debtor hereby represents, warrants, covenants and agrees as follows:

                  (a) To such Debtor's knowledge: (i) Waterpik has sole, full, and clear title to each U.S. trademark registration described in Schedule A-1hereto; (ii) Laars has sole, full, and clear title to each U.S. trademark registration described in Schedule A-2 hereto; (iii) Jandy has sole, full, and clear title to each U.S. trademark registration described in Schedule A-3 hereto; and (iv) no claim or action has been filed by any third party that any U.S. trademark registration described in Schedules A-1, A-2 and A-3 hereto is invalid. Such Debtor believes that each U.S. trademark registration described in Schedules A-1, A-2 and A-3 hereto currently is in force.

                  (b) Such Debtor will perform all acts and execute all documents, including, without limitation, assignments for security in a form suitable for filing with the United States Patent and Trademark Office, substantially in the forms of Exhibits 1 and 2 hereof, respectively, requested by the Secured Party at any time which are reasonable and necessary to evidence, perfect, maintain, record and enforce the Secured Party's interest in the Collateral or otherwise in furtherance of the provisions of this Agreement, and such Debtor hereby authorizes the Secured Party to execute and file one or more financing statements (and similar documents) or copies thereof or of this Security Agreement with respect to the Collateral signed only by the Secured Party.

                  (c) Except to the extent that the Secured Party, upon prior written notice of such Debtor, shall consent, which consent shall not unreasonably be withheld, such Debtor will continue to use those Trademarks held by it that such Debtor considers to be of strategic commercial importance in a way reasonably appropriate to maintain each such trademark free from any claim of abandonment or nonuse, and such Debtor will not knowingly do any act or knowingly omit to do any act that it reasonably understands may result in such trademarks becoming invalid or unenforceable.

                   (d) To such Debtor's knowledge: (i) Waterpik has the sole, full and clear title to each of the Patents described in Schedule B-1 hereto;
(ii) Laars has the sole, full and clear title to each of the Patents described in Schedule B-2 hereto; (iii) Jandy has the sole, full and clear title to each of the Patents described in Schedule B-3 hereto, and (iv) no claim or action has been filed by any third party that any granted letters patent described in Schedules A-1, A-2 and A-3 hereto is invalid. Such Debtor believes that each issued letters patent described in Schedules A-1, A-2 and A-3 hereto currently is in force.

                   (e) Such Debtor shall be obligated to, upon demand, pay to the Secured Party the amount of any and all reasonable and necessary expenses, including the reasonable and necessary fees and expenses of its counsel and of any experts or agents which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure of any representation or warranty of such Debtor hereunder to be true and correct in all material respects or the failure by such Debtor to perform or observe any of the provisions hereof. In addition, such Debtor indemnifies and holds the Secured Party and the Lenders harmless from and against any and all liability incurred by the Secured Party or the Lenders hereunder or in connection herewith, unless such liability shall be due to the gross negligence or willful misconduct of the Secured Party or the Lenders, as the case may be. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.

                  (f) In the event that such Debtor shall, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof, any other country or any political subdivision thereof or (ii) file any assignment of any patent or trademark, which such Debtor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof, any other country or any political subdivision thereof, such Debtor shall, at the request of the Secured Party, execute and file any and all agreements, instruments, documents and papers as the Secured Party may supply that are necessary to evidence the Secured Party's interest in such Patent or Trademark and the goodwill and general intangibles of such Debtor relating thereto or represented thereby.

                  (g) Such Debtor has the right and power to make the assignment and to grant the security interest herein granted; and to such Debtor's knowledge the Collateral is not now subject to any enforceable liens, mortgages, assignments, security interests or encumbrances of any nature whatsoever, except in favor of the Secured Party, and to the knowledge of such Debtor none of the Collateral is subject to any claim.

                  (h) Except to the extent that Secured Party, upon prior written notice from such Debtor, shall consent, which consent shall not unreasonably be withheld, such Debtor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, or otherwise dispose of any of the Collateral, and nothing in this Agreement shall be deemed a consent by the Secured Party to any such action except as expressly permitted herein.

                  (i) To such Debtor's knowledge, as of the date hereof neither such Debtor nor any affiliate or subsidiary thereof owns any Patents that are in force or has any Trademarks that are registered and in force in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof, any other country or any political subdivision thereof, other than those described in Schedules A-1, A-2, A-3, B-1, B-2, and B-3 hereto.

                  (j) Such Debtor will take all steps reasonable and necessary in any proceeding before the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof, any other country or any political subdivision thereof, to maintain each application and registration of the Trademarks and Patents that it considers to be of strategic commercial importance, including, without limitation, filing of renewals, affidavits of use, and affidavits of incontestability.

                  (k) Such Debtor assumes all responsibility and liability arising from the use of the Trademarks, and such Debtor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted or sold by such Debtor (or any affiliate or subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by such Debtor (or any affiliate or subsidiary thereof). Such Debtor agrees that Secured Party does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by such Debtor, and such Debtor hereby agrees to indemnify and hold the Secured Party harmless with respect to any and all claims by any person relating thereto.

                  (l) Secured Party may, in its sole discretion, pay any amount or do any act required of such Debtor hereunder or reasonably requested by Secured Party that is necessary to preserve, defend, protect, maintain, record or enforce any Trademark or Patent that such Debtor considers to be of strategic commercial importance, and which such Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to such Debtor and shall be payable on demand together with interest at the highest rate then payable on the Secured Obligations.

                  (m) All licenses of its Trademarks and Patents which such Debtor believes it has granted to third parties are set forth in Schedule C hereto.

                  3. If an Event of Default occurs and is not cured within the applicable period provided in the Credit Agreement, in addition to all other rights and remedies of the Secured Party, whether under law, the Credit Agreement or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently, without (except as provided herein) notice to, or consent by, Debtors, the Secured Party shall have the following rights and remedies: (a) the Secured Party may require that Debtors discontinue any further use of the Patents; (b) the Secured Party may, at any time and from time to time, upon 10 days' prior written notice to Debtors, license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Patents or Trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; (c) the Secured Party may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Debtors in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and Debtors hereby release the Secured Party from, and agree to hold the Secured Party free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement; (d) the Secured Party may, at any time and from time to time, upon 10 days' prior notice to Debtors, assign, sell, or otherwise dispose of, the Collateral or any of it, either with or without special or other conditions or stipulations, with power to buy the Collateral or any part of it, and with power also to execute assurances, and do all other acts and things for completing the assignment, sale or disposition which the Secured Party shall, in its sole discretion, deem appropriate or proper; and (e) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral pursuant to subparagraph 3(d) hereof, the Secured Party may, at any time, pursuant to the authority granted in the Powers of Attorney described in paragraph 4 hereof (such authority becoming effective on the occurrence or continuation as hereinabove provided of an Event of Default), execute and deliver on behalf of Debtors, one or more instruments of assignment of the Patents or Trademarks (or any application or registration thereof), in form suitable for filing, recording or registration in any country. Debtors agree to pay when due all reasonable costs incurred in any such transfer of the Patents or Trademarks, including any taxes, fees and reasonable attorneys' fees, and all such costs shall be added to the Secured Obligations.

The Secured Party may apply the proceeds actually received from any such license, assignment, sale or other disposition to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by the Secured Party, and then to the Secured Obligations, in such order as to principal or interest as the Secured Party may desire; and Debtors shall remain liable and will pay the Secured Party on demand any deficiency remaining, together with interest thereon at a rate equal to the highest rate then payable on the Secured Obligations and the balance of any expenses unpaid. Nothing herein contained shall be construed as requiring the Secured Party to take any such action at any time. In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, after the occurrence or continuation as hereinabove provided of an Event of Default, Debtors shall supply their know-how and expertise relating to the manufacture and sale of the products bearing or in connection with the Trademarks or Patents, and their customer lists and other records relating to the Trademarks or Patents and to the distribution of said products, to the Secured Party or its designee.

                  The proceeds of any sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Secured Party as follows:

                  FIRST, to the Secured Party to reimburse the Secured Party for that portion of the payments, if any, made by it with respect to Letters of Credit for which a Lender, as a participant in such Letter of Credit pursuant to
Section 2.18 of the Credit Agreement, failed to pay its pro rata share thereof as required pursuant to such Section 2.18;

                  SECOND, to the payment of all reasonable costs and expenses incurred by the Secured Party in connection with such sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Secured Party hereunder on behalf of the Debtors and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  THIRD, to the Secured Party to be held as cash collateral to the extent of the undrawn amount, if any, or outstanding Letters of Credit;

                  FOURTH, pro rata to the payment in full of principal and interest in respect of any Loans outstanding (pro rata as among the Lenders in accordance with the amounts of the Loans made by them pursuant to the Credit Agreement);

                  FIFTH, pro rata to the payment in full of all Secured Obligations (other than those referred to above) owed to the Lenders (pro rata as among the Lenders in accordance with their respective Commitments); and

                  SIXTH, to the Debtors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                  4. Concurrently with the execution and delivery hereof, each Debtor is executing and delivering to the Secured Party, in the form of Exhibit 3 hereto, five originals of a Power of Attorney for the implementation of the assignment, sale or other disposal of the Trademarks and Patents pursuant to paragraphs 3(d) and (e) hereof and Debtors hereby release the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Secured Party under the powers of attorney granted herein, other than actions taken or omitted to be taken through the gross negligence or willful misconduct of the Secured Party.

                  5. All rights of the Secured Party hereunder, the security interest granted to the Secured Party hereunder, and all obligations of Debtors hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, Debtors, any of the Guarantors or any other obligor in respect of the Secured Obligations or in respect of this Agreement.

                  6. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Secured Party and the Lenders shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

                  7. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Debtors shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Secured Party as Collateral under this Agreement, except as contemplated by this Agreement or the Credit Agreement.

                  8. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  9. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

                  10. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

                  11. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  12. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when counterparts which bear the signature of each Debtor shall have been delivered to the Secured Party.

                  13. This Agreement and the security interest granted hereunder shall terminate when (a) all the Secured Obligations have been fully and indefeasibly paid in cash, (b) the Lenders have no further commitment to make any Loans under the Credit Agreement, and (c) the Secured Party shall have no further obligation to issue any Letters of Credit, at which time the Secured Party shall execute and deliver to the Debtors all Uniform Commercial Code termination statements, terminations of assignment and similar documents which the Debtors shall reasonably request to evidence such termination; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement.



               [Remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, Debtors and the Secured Party have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                                   WATER PIK, INC.

                                                   By /s/ S.L. Main
                                                      -------------
                                                   Name: S.L. Main
                                                   Title: Controller


                                                   LAARS, INC.

                                                   By /s/ S.L. Main
                                                      -------------
                                                   Name: S.L. Main
                                                   Title: Controller


                                                   JANDY INDUSTRIES, INC.

                                                   By /s/ S.L. Main
                                                      -------------
                                                   Name: S.L. Main
                                                   Title: Controller


                                                   WATER PIK TECHNOLOGIES, INC.

                                                   By /s/ S.L. Main
                                                      -------------
                                                   Name: S.L. Main
                                                   Title: Controller


                                                   THE CHASE MANHATTAN BANK, as
                                                   Secured Party

                                                   By /s/ Robert J. Arth
                                                      ------------------
                                                   Name: Robert J. Arth
                                                   Title: Vice President



The registrant hereby agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule to any of the agreements contained or incorporated by reference herein.